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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Pennzoil-Quaker State Company on Form S-8 of our report dated January 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Quaker State Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.


PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
February 22, 1999